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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-88509) and related prospectus of Textron Financial Corporation for the registration of $3,000,000,000 of debt securities and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements of Textron Financial Corporation included in its Form 10, filed with the Securities and Exchange Commission on or about November 15, 1999.



                                              ERNST & YOUNG LLP



Boston, Massachusetts


November 12, 1999